Exhibit 99.1

Popular, Inc. Announces Fourth Quarter 2025 Financial Results

•	Net income of $233.9 million in Q4 2025, compared to net income of $211.3 million in Q3 2025.

•	Excluding the partial reversal of the FDIC special assessment reserve of $9.7 million, net of tax, adjusted net income for the fourth quarter of 2025 was $224.2 million.

•	Earnings per share (“EPS”) of $3.53 in Q4 2025 vs. $3.15 in Q3 2025.

•	Net income of $833.2 million for the year 2025, compared to net income of $614.2 million for the year 2024.

•

Excluding the partial reversal of the FDIC special assessment reserve, adjusted net income for 2025 was $823.5 million, compared to adjusted net income of $646.1 million in 2024, which excluded expenses incurred in connection to the FDIC special assessment and prior period tax withholdings of $9.1 million and $22.9 million, net of tax, respectively.

•	Net interest income of $657.6 million in Q4 2025, an increase of $11.0 million compared to Q3 2025:

•	Net interest margin of 3.61% in Q4 2025, compared to 3.51% in Q3 2025; net interest margin on a taxable equivalent basis of 4.03% in Q4 2025, compared to 3.90% in Q3 2025.

•	Non-interest income of $166.3 million in Q4 2025, compared to $171.2 million in Q3 2025.

•

Operating expenses amounted to $473.2 million, compared to $495.3 million in Q3 2025. Excluding the partial reversal of the FDIC special assessment reserve described above, operating expenses amounted to $488.5 million in Q4 2025.

•	Credit quality metrics:

•	Non-performing loans held-in-portfolio (“NPLs”) decreased by $3.9 million from Q3 2025; NPLs to loans ratio decreased to 1.27% from 1.30% in Q3 2025.

•

Net charge-offs (“NCOs”) decreased by $8.2 million from Q3 2025 to $49.6 million, including $5.3 million in recoveries from the sale of fully charged off loans in Q4 2025; annualized NCOs to average loans held-in-portfolio at 0.51% vs. 0.60% in Q3 2025.

•	Allowance for credit losses (“ACL”) to loans held-in-portfolio at 2.05% vs. 2.03% in Q3 2025; and

•	ACL to NPLs at 162.2% vs. 156.6% in Q3 2025.

•

Loans held-in-portfolio, excluding loans held-for-sale, amounted to $39.3 billion, an increase of $640.4 million from Q3 2025; average quarterly loan balances, excluding loans held-for-sale, higher by $397.2 million.

•	Money market and investment securities decreased by $330.6 million from Q3 2025 to $32.8 billion; average quarterly balances decreased by $1.2 billion.

•

Deposits at $66.2 billion, decreased by $323.3 million from Q3 2025. This includes a decrease of $662.3 million in P.R. public deposits; excluding these, total deposits increased by $339.0 million; average quarterly deposits lower by $879.8 million, including a decrease of $1.1 billion in P.R. public deposits.

•	Common Equity Tier 1 ratio of 15.72%, Common Equity per share of $94.75 and Tangible Book Value per share of $82.65 ($3.53 above Q3 2025).

•

Capital actions for the fourth quarter of 2025 included the repurchase of 1,252,303 shares of common stock for $147.8 million, at an average price of $118.04 per share, and the payment and declaration of a quarterly common stock dividend of $0.75 per share. For the year 2025, the Corporation repurchased a total of 4,660,124 shares of common stock for $501.5 million at an average price of $107.61 per share under the announced repurchase authorizations. As of December 31, 2025, a total of $281.2 million remained available for stock repurchases under the active authorization.

SAN JUAN, Puerto Rico – (BUSINESS WIRE) – Popular, Inc. (the “Corporation,” “Popular,” “we,” “us,” “our”) (NASDAQ:BPOP) reported net income of $233.9 million for the quarter ended December 31, 2025, compared to net income of $211.3 million for the quarter ended September 30, 2025.

“We closed out a strong fourth quarter and an excellent year for Popular, reflecting the discipline and focus of our team across the organization,” said Javier D. Ferrer, President and Chief Executive Officer of Popular, Inc. “In 2025, we delivered 36% growth in net income, achieved strong loan growth, maintained stable credit quality, and continued returning capital to our shareholders. Fourth quarter performance was driven by higher net interest income and continued expense discipline. We demonstrated significant progress in our efforts to improve our sustainable returns towards our 14% objective. We are very pleased to have exceeded a 14% ROTCE for the fourth quarter and a 13% ROTCE for the full year.”

“We are moving full speed ahead with the execution of our new strategic framework, determined to be the #1 bank for our customers by strengthening relationships and delivering exceptional service. We are also focused on providing solutions faster, improving productivity, and reducing costs. Ultimately, our goal is to be a top-performing bank that attracts and retains top talent and generates profitable growth and long-term shareholder value.”

“I want to thank our employees for their continued commitment, dedication, and performance. We look forward to building on the positive momentum generated last year and are optimistic about what we can achieve in 2026.”

Earnings Highlights

(Unaudited)	Quarters ended			Years ended
(Dollars in thousands, except per share information)	31-Dec-25	30-Sep-25	31-Dec-24	31-Dec-25	31-Dec-24
Net interest income	$657,552	$646,505	$590,759	$2,541,203	$2,282,288
Provision for credit losses	72,016	75,125	66,102	260,163	256,942

Net interest income after provision for credit losses	585,536	571,380	524,657	2,281,040	2,025,346
Other non-interest income	166,286	171,195	164,703	658,019	658,909
Operating expenses	473,206	495,287	467,627	1,932,266	1,887,637

Income before income tax	278,616	247,288	221,733	1,006,793	796,618
Income tax expense	44,716	35,971	43,916	173,634	182,406

Net income	$233,900	$211,317	$177,817	$833,159	$614,212

Net income applicable to common stock	$233,547	$210,964	$177,464	$831,747	$612,800

Net income per common share-basic	$3.53	$3.15	$2.51	$12.31	$8.56

Net income per common share-diluted	$3.53	$3.14	$2.51	$12.30	$8.56

Non-GAAP Financial Measures

This press release contains financial information prepared under accounting principles generally accepted in the United States (“U.S. GAAP”) and non-GAAP financial measures. Management uses non-GAAP financial measures when it determines that these measures provide more meaningful information of the underlying performance of the ongoing operations. Non-GAAP financial measures used by the Corporation may not be comparable to similarly named non-GAAP financial measures used by other companies. Refer below for adjusted net income for the fourth quarter of 2025.

Net interest income on a taxable equivalent basis

Net interest income, on a taxable equivalent basis, is presented with its different components in Tables D, E and F for the quarter and year ended December 31, 2025. Net interest income, on a taxable equivalent basis, is a non-GAAP financial measure. Management believes that this presentation provides meaningful information since it facilitates the comparison of revenues arising from taxable and tax-exempt sources.

Tangible Common Equity

Tangible common equity, the tangible common equity ratio, tangible assets and tangible book value per common share are non-GAAP financial measures. The tangible common equity ratio and tangible book value per common share are commonly used by banks and analysts in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method for mergers and acquisitions. Neither tangible common equity nor tangible assets or related measures should be used in isolation or as a substitute for stockholders’ equity, total assets or any other measure calculated in accordance with GAAP.

Refer to Table R for a reconciliation of total stockholders’ equity to tangible common equity and total assets to tangible assets.

Adjusted net income

In addition to analyzing the Corporation’s results on a reported basis, management monitors the “Adjusted net income” of the Corporation and excludes the impact of certain transactions on the results of its operations. Management believes that the “Adjusted net income” provides meaningful information about the underlying performance of the Corporation’s ongoing operations. The “Adjusted net income” is a non-GAAP financial measure. Non-GAAP financial measures used by the Corporation may not be comparable to similarly named non-GAAP financial measures used by other companies.

The following tables present the reconciliation of the net income to the adjusted net income (non-GAAP) for the quarter ended December 31, 2025 and for the years ended December 31, 2025 and December 31, 2024. There were no adjustments to net income for the quarter ended September 30, 2025.

Adjusted Net Income for the Quarter Ended December 31, 2025 (Non-GAAP)

(Unaudited) (In thousands)	Income before income tax	Income tax expense (benefit)	Net Income
U.S. GAAP Net Income	$278,616	$44,716	$233,900
Non-GAAP Adjustments:
FDIC Special Assessment [1]	(15,323)	5,622	(9,701)

Adjusted net income (Non-GAAP)	$263,293	$39,094	$224,199

[1]

Partial reversal of the FDIC special assessment reserve imposed in connection with the receivership of several failed banks. Refer to the Operating Expenses section of this press release for additional information.

Adjusted Net Income for the Year Ended December 31, 2025 (Non-GAAP)

(Unaudited) (In thousands)	Income before income tax	Income tax expense (benefit)	Net Income
U.S. GAAP Net Income	$1,006,793	$173,634	$833,159
Non-GAAP Adjustments:
FDIC Special Assessment [1]	(15,323)	5,622	(9,701)

Adjusted net income (Non-GAAP)	$991,470	$168,012	$823,458

[1]

Partial reversal of the FDIC special assessment reserve imposed in connection with the receivership of several failed banks. Refer to the Operating Expenses section of this press release for additional information.

Adjusted Net Income for the Year Ended December 31, 2024 (Non-GAAP)

(Unaudited) (In thousands)	Income before income tax	Income tax expense (benefit)	Net Income
U.S. GAAP Net Income	$796,618	$182,406	$614,212
Non-GAAP Adjustments:
FDIC Special Assessment [1]	14,287	(5,234)	9,053
Adjustments related to tax withholdings on prior period distributions from U.S. subsidiaries [2]	6,400	16,483	22,883

Adjusted net income (Non-GAAP)	$817,305	$171,157	$646,148

[1]	Expense recorded in the first quarter of 2024 related to the special assessment imposed by the FDIC to recover the losses in connection with the receivership of several failed banks.
[2]	Expense recorded in the first quarter of 2024 related to tax withholdings on prior period distributions from U.S. subsidiaries

Net Interest Income and Net Interest Margin

Net interest income (“NII”) for the fourth quarter of 2025 was $657.6 million, an increase of $11.0 million when compared to the previous quarter. During the period, NII expansion was driven by lower interest expense on deposits by $21.9 million, primarily due to lower average by $1.1 billion and lower costs by 22 basis points in P.R. public deposits. Higher income from loans by $7.8 million also contributed to NII growth. This resulted from a combination of loan growth of $398.0 million on average balances, primarily in the commercial, construction and mortgage portfolios, and higher yields in the commercial portfolio by three basis points, mainly in Popular U.S. The increase in NII was offset in part by lower income from money market securities by $18.6 million, in part due to outflows related to P.R. public deposits, and the reinvestment of U.S. Treasury Notes. Recent short-term market rate cuts by the Federal Open Market Committee also contributed to a reduction of 45 bps in yield from the investment portfolio, compared to the previous quarter. Net interest margin (“NIM”) of 3.61% in the fourth quarter of 2025 increased ten basis points, compared to 3.51% in the third quarter of 2025, due in part to the reduction in costs and average balances of P.R. public deposits.

Lower cost of deposits was mainly the result of the re-pricing of P.R. public market-linked deposits. Furthermore, low-cost deposits increased quarter-over-quarter and experienced favorable re-pricing across most products with NOW and money market deposit costs decreasing by three basis points, savings by two basis points and time deposits by eight basis points. Excluding P.R. public deposits, average deposits increased by $235.7 million. Total deposit costs of 1.68% went down by 11 basis points quarter-over-quarter. Excluding P.R. public deposits, total deposit costs decreased three basis points to 1.14% when compared to the third quarter.

Net Interest Income and Net Interest Margin Taxable Equivalent (Non-GAAP)

Net interest income on a taxable equivalent basis for the fourth quarter of 2025 was $733.8 million, an increase of $13.0 million compared to the previous quarter. Net interest margin on a taxable equivalent basis for the fourth quarter of 2025 was 4.03%, an increase of 13 basis points. Lower interest expense and average balances of P.R. public deposits and higher interest income on loans, drove quarter-over-quarter results as explained above. Interest income on a taxable equivalent basis includes interest income on U.S. Treasuries, which are tax-exempt in Puerto Rico, and income from loans in certain BPPR portfolios, which are also tax exempt in Puerto Rico.

Net Interest Income and Net Interest Margin (Banco Popular de Puerto Rico Segment)

For the BPPR segment, net interest income for the fourth quarter of 2025 was $554.5 million, an increase of $3.8 million over the previous quarter. Net interest margin increased by seven basis points to 3.78%. Total deposit costs in BPPR decreased by 11 basis points to 1.42%.

The main drivers of higher net interest income for the BPPR segment include:

•

lower interest expense on deposits by $19.1 million or 13 basis points, mainly as a result of P.R. public deposits repricing by 22 basis points due to recent decreases in the short term market rates to which these deposits are linked and lower P.R. public deposits average balances by $1.1 billion as a result of expected outflows of deposits during the fourth quarter of 2025 to fulfill scheduled obligations and operational needs of the government of P.R.; and

•

higher interest income from loans by $2.9 million, primarily attributable to loan growth in the mortgage, commercial and construction portfolio, which increased income quarter over quarter by $5.6 million, partially offset by lower yields by five basis points driven by short-term market rates decline during the period;

partially offset by:

•

lower income from money market investments by $12.3 million when compared to the third quarter, mainly due to lower average balances by $714.7 million, mainly used to cover outflows of P.R. public deposits, combined with lower yields by 46 basis points due to lower short-term market rates; and

•

lower income from investment securities by $6.1 million, or four basis points, driven by lower yields in U.S. Treasury securities by five basis points and lower average balances in part due to slower reinvestment activities in maturing U.S. Treasury bills.

Net Interest Income and Net Interest Margin (Popular Bank Segment)

Net interest income for the Popular Bank segment was $111.6 million, an increase of $6.4 million when compared to the previous quarter. The net interest margin increased by 17 basis points to 3.11%. Total cost of deposits decreased by 11 basis points during the quarter to 2.85%.

The main drivers for the higher net interest income for the Popular Bank segment include:

•

higher income from investment securities by $5.0 million or 27 basis points, mainly due to the full quarter impact of the purchase of approximately $500.0 million in U.S. Treasury Notes during the third quarter of 2025, reallocating funds previously invested in overnight Fed funds, resulting in a quarter-over-quarter increase of $463.4 million;

•

higher interest income from loans by $4.8 million or 12 basis points when compared to the previous quarter, mainly driven by commercial loan yields, which increased by 15 basis points, in part due to a single loan payoff which generated additional income and higher prepayment penalty fees during the period;

•

lower interest expense on interest-bearing deposits by $3.2 million, primarily attributable to online savings deposit costs decreasing by 27 basis points and time deposits repricing resulting in lower costs by ten basis points;

partially offset by:

•

lower income from money market investments by $6.7 million or 45 basis points, mainly due to lower average balances reflecting the full quarter impact of the approximately $500 million purchases of U.S. Treasury Notes mentioned above, coupled with a lower yield due to the decline in short-term rates.

Refer to tables D and E for more details on the components of net interest income and net interest margin on a taxable equivalent basis.

Non-interest income

Non-interest income amounted to $166.3 million for the quarter ended December 31, 2025, a decrease of $4.9 million when compared to $171.2 million for the previous quarter. The main variances in non-interest income include:

•

lower other operating income by $6.0 million, mainly due to a $5.3 million retroactive energy charge billed to a tenant in the third quarter of 2025 and lower income from investments accounted under the equity method by $1.5 million; and

•

an unfavorable variance in the income from equity securities of $4.2 million mainly due to the $4.1 million decrease in the valuation of securities held for deferred benefit plans, which have an offsetting effect in personnel costs;

partially offset by:

•

higher other service fees by $5.1 million, mainly driven by higher debit card fees by $2.3 million, due to a seasonal increase in purchase volume, higher insurance fees by $1.5 million, mainly due to contingent insurance commissions which are typically received during the fourth quarter, and higher investment management fees by $0.7 million.

Refer to Table B for further details.

Operating expenses

Operating expenses for the fourth quarter of 2025 totaled $473.2 million, a decrease of $22.1 million when compared to the third quarter of 2025. During the fourth quarter of 2025, the Corporation recorded a partial reversal of $15.3 million from the reserve related to the FDIC special assessment imposed on banks to recover losses in connection with the receivership of two failed banks during 2023. Management revised its reserve based on the FDIC’s interim final rule, which became effective December 19, 2025 and amended, among other things, the collection rate of the special assessment. Excluding the effect of this partial reversal of the FDIC special assessment, total operating expenses for the fourth quarter of 2025 were $488.5 million, compared to $495.3 million in the previous quarter.

The other factors that contributed to lower total operating expenses were:

•	a non-cash goodwill impairment of $13.0 million in our U.S. based equipment leasing subsidiary recorded during the third quarter of 2025; and

•

lower personnel costs by $2.8 million mainly due to a $2.8 million decrease in other personnel costs, mostly related to the $4.1 million unfavorable valuation of equity securities held for deferred compensation plans, which is reflected in equity securities income with an offsetting effect in personnel costs;

partially offset by:

•	higher professional fees by $3.5 million due to consulting fees related to corporate initiatives and IT projects and higher costs associated with regulatory compliance activities;

•	an unfavorable variance in other operating expenses by $3.2 million driven by a $4.8 million claim reversal recorded during the third quarter of 2025 and higher operational and legal case reserves;

•	higher business promotion expenses by $2.6 million mainly due to an increase in seasonal advertising campaigns and related activities, which are typically higher in the fourth quarter; and

•

an unfavorable variance in net occupancy expenses by $1.7 million driven by the net impact of adjustments to several lease agreements in the third quarter, an unfavorable variance in real property taxes due to the ongoing reassessments of certain properties resulting in higher reversals in the third quarter when compared to the fourth quarter, and higher repairs and maintenance expenses.

Full-time equivalent employees were 9,238 as of December 31, 2025, compared to 9,263 as of September 30, 2025.

For a breakdown of operating expenses by category refer to Table B.

Income taxes

For the fourth quarter of 2025, the Corporation recorded an income tax expense of $44.7 million, compared to an income tax expense of $36.0 million for the previous quarter. The increase in income tax expense of $8.7 million is mainly driven by higher income before tax, partially offset by higher exempt income and the benefit of the disregarded entity election discussed below.

Following an amendment to the Puerto Rico Internal Revenue Code, the Corporation elected to treat certain single members LLCs as disregarded entities on its 2024 corporate income tax return, which was filed during the fourth quarter of 2025. This election resulted in an income tax benefit of $7.7 million during the fourth quarter of 2025, essentially reversing the income tax expense that had been provisioned related to these entities during 2025.

The effective tax rate (“ETR”) for the fourth quarter of 2025 was 16.0%, compared to 14.5% for the previous quarter. Excluding the partial reversal of the FDIC special assessment and the adjustment related to the election to treat LLCs as disregarded entities, the ETR for the fourth quarter of 2025 was 17.8%.

The ETR for the year ended December 31, 2025 was 17.3%, compared to 22.9% for the previous year. The ETR for the Adjusted Net Income for the year 2025 was 17.0% compared to 20.9% for the year 2024. The ETR of the Corporation is impacted by the composition source of its taxable income and tax credit activities.

Credit Quality

During the fourth quarter of 2025, the Corporation’s credit quality metrics remained stable. The Corporation continues to closely monitor the economic landscape and borrower performance, as economic uncertainty remains a key consideration. Management believes that the improvements in risk management practices over recent years and the overall credit risk profile of the loan portfolio position the Corporation to continue to operate successfully in the current environment.

The following presents credit quality results for the fourth quarter of 2025:

Non-Performing Loans and Net Charge Offs

Total NPLs decreased by $3.9 million to $498.3 million compared to the previous quarter. Excluding consumer loans, inflows of NPLs held-in-portfolio decreased by $190.2 million in the fourth quarter of 2025. The ratio of NPLs to total loans held in the portfolio was 1.27% for the fourth quarter of 2025, compared to 1.30% for the previous quarter. NPLs variances per reporting segment include:

•

In the BPPR segment, NPLs increased by $5.3 million, primarily due to higher commercial and consumer NPLs by $8.2 million and $3.3 million, respectively, offset in part by lower mortgage NPLs by $7.6 million. Excluding consumer loans, inflows to NPLs in the BPPR segment decreased by $195.8 million compared to the previous quarter, as the prior quarter included the impact of two unrelated commercial exposures totaling $188.4 million which entered NPL status. These classifications were attributable to borrower specific circumstances and management believes they are not indicative of the broader credit quality within the portfolio.

•

In the PB segment, NPLs decreased by $9.2 million driven by lower mortgage NPLs by $14.4 million due to the return to accrual of a single $16.5 million loan after a period of sustained performance, in part offset by higher commercial NPLs by $5.4 million. Inflows to NPLs, excluding consumer loans, increased by $5.7 million quarter-over-quarter, largely driven by commercial loans.

Including other real estate owned (“OREO”) assets of $42.4 million, non-performing assets (“NPAs”) for the Corporation amounted to $540.8 million, a decrease of $4.4 million compared to the previous quarter.

Total NCOs of $49.6 million decreased by $8.2 million when compared to the third quarter of 2025. NCOs during the quarter include $5.3 million in recoveries from the sale of previously charged-off auto and credit card loans. The Corporation’s ratio of annualized NCOs to average loans held-in-portfolio for the fourth quarter was 0.51%, compared to 0.60% in the third quarter of 2025.

NCOs variances per reporting segment include:

•

In the BPPR segment, NCOs decreased by $7.4 million, mostly due to an $8.9 million reduction in commercial NCOs, as the prior quarter included a $13.5 million charge-off related to a single borrower, for specific circumstances which were determined by management not to be representative of the broader credit quality of the portfolio. This was partially offset by a $1.7 million increase in consumer NCOs. NCOs include $5.3 million in recoveries from the sale of previously charged off auto and credit cards loans, as referenced above.

•	In the PB segment, NCOs decreased by $0.8 million, mostly due to lower commercial NCOs.

Allowance for Credit Losses and Provision for Credit Losses

The ACL as of December 31, 2025 amounted to $808.1 million, an increase of $21.8 million when compared to the third quarter of 2025. The increase in ACL was primarily in the BPPR segment, as further described below.

•

In the BPPR segment, the ACL increased by $22.6 million when compared to the previous quarter, mostly due to a $15.1 million increase in the reserves for commercial loans driven by higher loan balances, specific reserves for collateral dependent loans, and loan modifications. The ACL for consumer loans increased by $13.9 million, mainly in unsecured personal loans and credit cards due to higher loan balances within lower FICO categories. These increases were partially offset by a $6.9 million reduction in the reserves for mortgage loans reflecting improvements in credit quality.

•	In the Popular Bank segment, the ACL remained stable, decreasing by $0.7 million from the previous quarter.

The Corporation’s ratio of the ACL to loans held-in-portfolio was 2.05% in the fourth quarter of 2025, compared to 2.03% in the previous quarter. The ratio of the ACL to NPLs held-in-portfolio increased to 162.2%, from 156.6% in the previous quarter.

The provision for loan losses for the loan and lease portfolios for the fourth quarter of 2025 was $71.4 million, a decrease of $3.1 million when compared to $74.5 million in the previous quarter. The provision for loan losses for the BPPR segment amounted to $71.7 million, compared to $72.6 million in the previous quarter. This decrease was primarily driven by lower provision expenses for commercial loans by $19.4 million, as the third quarter was impacted by two large unrelated exposures. The provision for the mortgage loans also decreased by $10.2 million due to improvements in credit quality. These were partially offset by a higher provision for the consumer loan portfolio by $27.2 million due to above-mentioned changes in FICO scores and macroeconomic scenarios. The provision for losses for the PB segment amounted to a release of $0.3 million, compared to an expense of $1.9 million in the prior quarter.

The provision for credit losses for the fourth quarter of $72.0 million includes the provision for loan and lease losses, along with a $0.6 million reserve related to unfunded loan commitments and a $0.02 million reserve release for the Corporation’s investment portfolio.

Refer to Table L for breakdown of non-performing assets and related ratios and to Table N for allowance for credit losses, net charge-offs and related ratios.

Non-Performing Assets

(Unaudited)
(In thousands)	31-Dec-25	30-Sep-25	31-Dec-24
Non-performing loans held-in-portfolio	$498,343	$502,202	$350,780
Other real estate owned	42,433	42,950	57,268

Total non-performing assets	$540,776	$545,152	$408,048

Net charge-offs for the quarter	$49,592	$57,788	$67,433

Ratios:
Loans held-in-portfolio	$39,327,518	$38,687,158	$37,107,652
Non-performing loans held-in-portfolio to loans held-in-portfolio	1.27%	1.30%	0.95%
Allowance for credit losses to loans held-in-portfolio	2.05	2.03	2.01
Allowance for credit losses to non-performing loans, excluding loans held-for-sale	162.15	156.55	212.68

Refer to Table L for additional information.

Provision for Credit Losses (Benefit)- Loan Portfolios

(Unaudited)	Quarters ended			Years ended
(In thousands)	31-Dec-25	30-Sep-25	31-Dec-24	31-Dec-25	31-Dec-24
Provision for credit losses (benefit) - loan portfolios:
BPPR	$71,734	$72,639	$67,088	$240,213	$253,828
Popular U.S.	(308)	1,878	2,041	20,487	4,613

Total provision for credit losses (benefit) - loan portfolios	$71,426	$74,517	$69,129	$260,700	$258,441

Credit Quality by Segment

(Unaudited)
(Dollars in thousands)	Quarters ended
BPPR	31-Dec-25	30-Sep-25	31-Dec-24
Provision for credit losses - loan portfolios	$71,734	$72,639	$67,088
Net charge-offs	49,171	56,539	62,604
Total non-performing loans held-in-portfolio	458,709	453,369	292,091
Annualized net charge-offs to average loans held-in-portfolio	0.72%	0.84%	0.97%
Allowance / loans held-in-portfolio	2.60%	2.56%	2.56%
Allowance / non-performing loans held-in-portfolio	156.51%	153.38%	229.61%

	Quarters ended
Popular U.S.	31-Dec-25	30-Sep-25	31-Dec-24
Provision for credit losses (benefit) - loan portfolios	$(308)	$1,878	$2,041
Net charge-offs	421	1,249	4,829
Total non-performing loans held-in-portfolio	39,634	48,833	58,689
Annualized net charge-offs to average loans held-in-portfolio	0.01%	0.04%	0.18%
Allowance / loans held-in-portfolio	0.77%	0.79%	0.69%
Allowance / non-performing loans held-in-portfolio	227.42%	186.07%	128.40%

Financial Condition Highlights

(Unaudited)
(In thousands)	31-Dec-25	30-Sep-25	31-Dec-24
Cash and money market investments	$5,029,261	$5,131,470	$6,800,586
Investment securities	28,168,918	28,371,673	26,244,977
Loans	39,327,518	38,687,158	37,107,652
Total assets	75,348,267	75,065,798	73,045,383
Deposits	66,190,093	66,513,404	64,884,345
Borrowings	1,448,578	1,246,807	1,176,126
Total liabilities	69,099,188	68,950,126	67,432,317
Stockholders’ equity	6,249,079	6,115,672	5,613,066

Total assets amounted to $75.3 billion at December 31, 2025, an increase of $282.5 million from the third quarter of 2025, driven by:

•

an increase in loans held-in-portfolio by $640.4 million, resulting from an increase of $496.8 million in the BPPR segment across most portfolios, particularly commercial and mortgage loans, coupled with an increase of $143.6 million in the PB segment, mainly due to commercial loans;

partially offset by:

•	a decrease in money market investments of $127.9 million, mainly driven by loan origination activity and lower deposit balances, mainly related to P.R. public deposits;

•

a decrease in available-for-sale (“AFS”) securities of $111.5 million, driven by maturities and principal paydowns, mainly in mortgage-backed securities (“MBS”), partially offset by reinvestments in U.S. Treasury securities and a decrease in the unrealized losses of $66.8 million; and

•

a decrease in held-to-maturity (“HTM”) securities of $105.6 million, driven by maturities and principal paydowns, partially offset by the amortization of $47.6 million of the discount related to U.S. Treasury securities previously reclassified from AFS to HTM.

Total liabilities increased by $149.1 million from the third quarter of 2025, driven by:

•	an increase in other liabilities of $270.6 million, mainly due to higher unsettled U.S. Treasury securities purchases by $289.1 million; and

•	an increase in other short-term borrowings of $250.0 million due to higher FHLB advances in PB;

partially offset by:

•

a decrease of $323.3 million in deposits, primarily driven by a decrease in P.R. public deposits of approximately $662.3 million, as a result of expected outflows of deposits during the fourth quarter of 2025 to fulfill scheduled obligations and operational needs of the government of P.R., and a decrease in high-cost time deposits of $211.2 million, mainly at PB, partially offset by higher demand deposits by $430.2 million, mainly due to commercial deposits in BPPR, and by an increase in savings, NOW and money market deposits of $120.1 million, primarily at PB; and

•	a decrease in notes payable of $30.4 million, mainly due to maturities of long-term FHLB advances at PB.

Stockholders’ equity increased by $133.4 million when compared to the third quarter of 2025 mainly due to the quarter’s net income of $233.9 million, a decrease in net unrealized losses in the portfolio of AFS securities of $57.0 million, and the amortization of unrealized losses from securities previously reclassified to HTM of $38.1 million, net of tax, partially offset by an increase in Treasury Stock of $148.2 million, mainly due to common stock repurchases during the quarter and the common and preferred dividends declared during the quarter of $49.9 million.

During the quarter and twelve months ended December 31, 2025, Popular repurchased 1,252,303 shares of common stock for $147.8 million at an average price of $118.04 per share, and 4,660,124 shares of common stock for $501.5 million at an average price of $107.61 per share, respectively, as part of the 2024 and 2025 common stock repurchase programs previously announced. As of December 31, 2025, $281.2 million remained available for stock repurchase under the active repurchase authorization.

Common Equity Tier 1 ratio (“CET1”), common equity per share and tangible book value per share were 15.72%, $94.75 and $82.65, respectively, at December 31, 2025, compared to 15.79%, $91.00 and $79.12, respectively, at September 30, 2025.

Refer to Table A for capital ratios.

Refer to Table C for the Statements of Financial Condition.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including without limitation those regarding Popular’s business, financial condition, results of operations, plans, objectives and future performance. These statements are not guarantees of future performance, are based on management’s current expectations and, by their nature, involve risks, uncertainties, estimates and assumptions. Potential factors, some of which are beyond the Corporation’s control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. Risks and uncertainties include, without limitation, the effect of competitive and economic factors, and our reaction to those factors, the adequacy of the allowance for loan losses, delinquency trends, market risk and the impact of interest rate changes (including on our cost of deposits), our ability to attract deposits and grow our loan portfolio, capital market conditions, capital adequacy and liquidity, the effect of legal and regulatory proceedings, new regulatory requirements or accounting standards on the Corporation’s financial condition and results of operations, the occurrence of unforeseen or catastrophic events, such as extreme weather events, pandemics, man-made disasters or acts of violence or war, as well as actions taken by governmental authorities in response thereto, and the direct and indirect impact of such events on Popular, our customers, service providers and third parties. Other potential factors include Popular’s ability to successfully execute its transformation initiative, including, but not limited to, achieving projected earnings, efficiencies and return on tangible common equity and accurately anticipating costs and expenses associated therewith, our ability to execute capital actions, including with respect to share repurchases and dividends, the imposition of additional or special FDIC assessments, or increases thereto, changes to regulatory capital, liquidity and resolution-related requirements applicable to financial institutions in response to recent developments affecting the banking sector, the impact of bank failures or adverse developments at other banks and related negative media coverage of the banking industry in general on investor and depositor sentiment regarding the stability and liquidity of banks, the impact of any future U.S. government shutdown and changes in and uncertainty regarding federal funding, tax and trade policies, and rulemaking, supervision, examination and enforcement priorities of the federal administration. All statements contained herein that are not clearly historical in nature, are forward-looking, and the words “anticipate,” “believe,” “continues,” “expect,” “estimate,” “intend,” “project” and similar expressions, and future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, are generally intended to identify forward-looking statements.

More information on the risks and important factors that could affect the Corporation’s future results and financial condition is included in our Form 10-K for the year ended December 31, 2024, our Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, and September 30, 2024 and in our Form 10-K for the year ended December 31, 2025 to be filed with the Securities and Exchange Commission. Our filings are available on the Corporation’s website (www.popular.com) and on the Securities and Exchange Commission website (www.sec.gov). The Corporation assumes no obligation to update or revise any forward-looking statements or information which speak as of their respective dates.

About Popular, Inc.

Popular, Inc. (NASDAQ: BPOP) is the leading financial institution in Puerto Rico, by both assets and deposits, and ranks among the top 50 U.S. bank holding companies by assets. Founded in 1893, Banco Popular de Puerto Rico, Popular’s principal subsidiary, provides retail, mortgage and commercial banking services in Puerto Rico and the U.S. and British Virgin Islands, as well as auto and equipment leasing and financing in Puerto Rico. Popular also offers broker-dealer and insurance services in Puerto Rico through specialized subsidiaries. In the mainland United States, Popular provides retail and commercial banking services through its New York-chartered banking subsidiary, Popular Bank, which has branches located in New York, New Jersey and Florida.

Conference Call

Popular will hold a conference call to discuss its financial results today, Tuesday, January 27, 2026 at 10:00 a.m. Eastern Time. The call will be broadcast live over the Internet and can be accessed through the Investor Relations section of the Corporation’s website: www.popular.com.

Listeners are recommended to go to the website at least 15 minutes prior to the call to download and install any necessary audio software. The call may also be accessed through a dial-in telephone number 1-833-470-1428 (Toll Free) or 1-646-844-6383 (Local). The dial-in access code is 507088.

A replay of the webcast will be archived in Popular’s website. A telephone replay will be available one hour after the end of the conference call through Thursday, February 26, 2026, 11:59 p.m. Eastern Time. The replay dial in is: 1-866-813-9403 or 1-929-458-6194. The replay passcode is 142825.

An electronic version of this press release can be found at the Corporation’s website: www.popular.com.

Popular, Inc.

Financial Supplement to Fourth Quarter 2025 Earnings Release

Table A - Selected Ratios and Other Information

Table B - Consolidated Statement of Operations

Table C - Consolidated Statement of Financial Condition

Table D - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - QUARTER

Table E - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - QUARTER

Table F - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - YEAR-TO-DATE

Table G - Mortgage Banking Activities and Other Service Fees

Table H - Consolidated Loans and Deposits

Table I - Loan Delinquency - BPPR Operations

Table J - Loan Delinquency - Popular U.S. Operations

Table K - Loan Delinquency - Consolidated

Table L - Non-Performing Assets

Table M - Activity in Non-Performing Loans

Table N - Allowance for Credit Losses, Net Charge-offs and Related Ratios

Table O - Allowance for Credit Losses “ACL” - Loan Portfolios - BPPR Operations

Table P - Allowance for Credit Losses “ACL” - Loan Portfolios - Popular U.S. Operations

Table Q - Allowance for Credit Losses ‘‘ACL’’ - Loan Portfolios - Consolidated

Table R - Reconciliation to GAAP Financial Measures

POPULAR, INC.

Financial Supplement to Fourth Quarter 2025 Earnings Release

Table A - Selected Ratios and Other Information

(Unaudited)

	Quarters ended			Years ended
	31-Dec-25	30-Sep-25	31-Dec-24	31-Dec-25	31-Dec-24
Basic EPS	$3.53	$3.15	$2.51	$12.31	$8.56
Diluted EPS	$3.53	$3.14	$2.51	$12.30	$8.56
Average common shares outstanding	65,997,636	67,058,260	70,722,548	67,586,130	71,590,757
Average common shares outstanding - assuming dilution	66,030,817	67,093,814	70,740,958	67,612,847	71,623,702
Common shares outstanding at end of period	65,719,385	66,959,866	70,141,291	65,719,385	70,141,291
Market value per common share	$124.52	$129.10	$94.06	$124.52	$94.06
Market capitalization - (In millions)	$8,183	$8,645	$6,597	$8,183	$6,597
Return on average assets	1.23%	1.09%	0.97%	1.10%	0.84%
Return on average common equity	12.81%	11.60%	9.94%	11.58%	8.72%
Net interest margin (non-taxable equivalent basis)	3.61%	3.51%	3.35%	3.49%	3.24%
Net interest margin (taxable equivalent basis) -non-GAAP	4.03%	3.90%	3.62%	3.88%	3.49%
Common equity per share	$94.75	$91.00	$79.71	$94.75	$79.71
Tangible common book value per common share (non-GAAP) [1]	$82.65	$79.12	$68.16	$82.65	$68.16
Tangible common equity to tangible assets (non-GAAP) [1]	7.29%	7.13%	6.62%	7.29%	6.62%
Return on average tangible common equity [1]	14.39%	13.06%	11.22%	13.04%	9.85%
Tier 1 capital	15.77%	15.84%	16.08%	15.77%	16.08%
Total capital	17.50%	17.58%	17.83%	17.50%	17.83%
Tier 1 leverage	8.65%	8.48%	8.66%	8.65%	8.66%
Common Equity Tier 1 capital	15.72%	15.79%	16.03%	15.72%	16.03%

[1]	Refer to Table R for reconciliation to GAAP financial measures.

POPULAR, INC.

Financial Supplement to Fourth Quarter 2025 Earnings Release

Table B - Consolidated Statement of Operations

(Unaudited)

	Quarters ended		Variance	Quarter ended	Variance	Years ended
			Q4 2025		Q4 2025
(In thousands, except per share information)	31-Dec-25	30-Sep-25	vs. Q3 2025	31-Dec-24	vs. Q4 2024	31-Dec-25	31-Dec-24
Interest income:
Loans	$709,819	$702,039	$7,780	$673,858	$35,961	$2,763,118	$2,626,058
Money market investments	48,221	66,867	(18,646)	79,302	(31,081)	254,786	352,195
Investment securities	197,450	197,743	(293)	166,607	30,843	765,105	695,010

Total interest income	955,490	966,649	(11,159)	919,767	35,723	3,783,009	3,673,263

Interest expense:
Deposits	281,543	303,432	(21,889)	315,701	(34,158)	1,177,896	1,336,121
Short-term borrowings	4,476	4,616	(140)	928	3,548	15,818	4,676
Long-term debt	11,919	12,096	(177)	12,379	(460)	48,092	50,178

Total interest expense	297,938	320,144	(22,206)	329,008	(31,070)	1,241,806	1,390,975

Net interest income	657,552	646,505	11,047	590,759	66,793	2,541,203	2,282,288
Provision for credit losses	72,016	75,125	(3,109)	66,102	5,914	260,163	256,942

Net interest income after provision for credit losses	585,536	571,380	14,156	524,657	60,879	2,281,040	2,025,346

Service charges on deposit accounts	38,911	39,077	(166)	38,060	851	155,868	151,343
Other service fees	106,505	101,376	5,129	99,350	7,155	402,911	389,233
Mortgage banking activities	3,624	2,771	853	6,306	(2,682)	14,956	19,059
Net (loss) gain, including impairment, on equity securities	(2,049)	2,197	(4,246)	(2,459)	410	1,596	(1,583)
Net gain (loss) on trading account debt securities	452	398	54	(10)	462	1,908	1,445
Net gain on sale of loans, including valuation adjustments on loans held-for-sale	—	—	—	440	(440)	—	440
Adjustments to indemnity reserves on loans sold	(503)	36	(539)	483	(986)	(174)	1,266
Other operating income	19,346	25,340	(5,994)	22,533	(3,187)	80,954	97,706

Total non-interest income	166,286	171,195	(4,909)	164,703	1,583	658,019	658,909

Operating expenses:
Personnel costs
Salaries	139,665	139,350	315	135,793	3,872	542,717	529,794
Commissions, incentives and other bonuses	36,394	35,309	1,085	30,494	5,900	150,240	126,081
Profit sharing	12,801	13,000	(199)	—	12,801	38,801	—
Pension, postretirement and medical insurance	17,556	18,749	(1,193)	17,794	(238)	69,329	68,185
Other personnel costs, including payroll taxes	23,742	26,580	(2,838)	21,713	2,029	104,127	96,391

Total personnel costs	230,158	232,988	(2,830)	205,794	24,364	905,214	820,451
Net occupancy expenses	27,772	26,083	1,689	27,666	106	110,213	111,430
Equipment expenses	5,706	5,313	393	4,846	860	22,110	33,424
Other taxes	17,615	17,967	(352)	18,581	(966)	72,939	66,046
Professional fees	29,357	25,808	3,549	32,452	(3,095)	110,098	125,822
Technology and software expenses	86,124	87,117	(993)	81,395	4,729	341,605	329,061
Processing and transactional services
Credit and debit cards	15,470	14,728	742	11,657	3,813	56,168	49,301
Other processing and transactional services	22,866	23,680	(814)	23,410	(544)	96,218	93,376

Total processing and transactional services	38,336	38,408	(72)	35,067	3,269	152,386	142,677
Communications	4,520	4,836	(316)	4,756	(236)	19,270	18,899
Business promotion
Rewards and customer loyalty programs	17,741	17,656	85	16,778	963	69,809	63,773
Other business promotion	12,178	9,648	2,530	13,077	(899)	37,474	38,157

Total business promotion	29,919	27,304	2,615	29,855	64	107,283	101,930
Deposit insurance	(5,946)	10,873	(16,819)	9,725	(15,671)	24,369	54,626
Other real estate owned (OREO) income	(2,531)	(3,408)	877	(4,379)	1,848	(13,393)	(18,124)
Other operating expenses
Operational losses	2,624	1,634	990	6,047	(3,423)	16,581	27,200
All other	9,168	6,980	2,188	15,117	(5,949)	48,841	71,257

Total other operating expenses	11,792	8,614	3,178	21,164	(9,372)	65,422	98,457
Amortization of intangibles	384	384	—	705	(321)	1,750	2,938
Goodwill impairment	—	13,000	(13,000)	—	—	13,000	—

Total operating expenses	473,206	495,287	(22,081)	467,627	5,579	1,932,266	1,887,637

Income before income tax	278,616	247,288	31,328	221,733	56,883	1,006,793	796,618
Income tax expense	44,716	35,971	8,745	43,916	800	173,634	182,406

Net income	$233,900	$211,317	$22,583	$177,817	$56,083	$833,159	$614,212

Net income applicable to common stock	$233,547	$210,964	$22,583	$177,464	$56,083	$831,747	$612,800

Net income per common share - basic	$3.53	$3.15	$0.38	$2.51	$1.02	$12.31	$8.56

Net income per common share - diluted	$3.53	$3.14	$0.39	$2.51	$1.02	$12.30	$8.56

Dividends Declared per Common Share	$0.75	$0.75	$—	$0.70	$0.05	$2.90	$2.56

Popular, Inc.

Financial Supplement to Fourth Quarter 2025 Earnings Release

Table C - Consolidated Statement of Financial Condition

(Unaudited)

				Variance
				Q4 2025 vs.
(In thousands)	31-Dec-25	30-Sep-25	31-Dec-24	Q3 2025
Assets:
Cash and due from banks	$402,755	$377,079	$419,638	$25,676
Money market investments	4,626,506	4,754,391	6,380,948	(127,885)
Trading account debt securities, at fair value	36,569	33,122	32,831	3,447
Debt securities available-for-sale, at fair value	20,574,972	20,686,423	18,245,903	(111,451)
Debt securities held-to-maturity, at amortized cost	7,327,529	7,433,135	7,758,077	(105,606)
Less: Allowance for credit losses	5,812	5,837	5,317	(25)

Debt securities held-to-maturity, net	7,321,717	7,427,298	7,752,760	(105,581)

Equity securities	229,848	218,993	208,166	10,855
Loans held-for-sale, at lower of cost or fair value	9,998	7,783	5,423	2,215
Loans held-in-portfolio	39,749,142	39,111,956	37,522,995	637,186
Less: Unearned income	421,624	424,798	415,343	(3,174)
Allowance for credit losses	808,056	786,220	746,024	21,836

Total loans held-in-portfolio, net	38,519,462	37,900,938	36,361,628	618,524

Premises and equipment, net	685,820	679,651	601,787	6,169
Other real estate	42,433	42,950	57,268	(517)
Accrued income receivable	300,824	297,347	263,389	3,477
Mortgage servicing rights, at fair value	96,356	99,523	108,103	(3,167)
Other assets	1,705,977	1,744,886	1,797,759	(38,909)
Goodwill	789,954	789,954	802,954	—
Other intangible assets	5,076	5,460	6,826	(384)

Total assets	$75,348,267	$75,065,798	$73,045,383	$282,469

Liabilities and Stockholders’ Equity:
Liabilities:
Deposits:
Non-interest bearing	$15,304,209	$14,874,026	$15,139,555	$430,183
Interest bearing	50,885,884	51,639,378	49,744,790	(753,494)

Total deposits	66,190,093	66,513,404	64,884,345	(323,311)

Assets sold under agreements to repurchase	39,001	56,853	54,833	(17,852)
Other short-term borrowings	650,000	400,000	225,000	250,000
Notes payable	759,577	789,954	896,293	(30,377)
Other liabilities	1,460,517	1,189,915	1,371,846	270,602

Total liabilities	69,099,188	68,950,126	67,432,317	149,062

Stockholders’ equity:
Preferred stock	22,143	22,143	22,143	—
Common stock	1,049	1,049	1,048	—
Surplus	4,924,296	4,920,767	4,908,693	3,529
Retained earnings	5,206,497	5,022,546	4,570,957	183,951
Treasury stock	(2,722,819)	(2,574,573)	(2,228,535)	(148,246)
Accumulated other comprehensive loss, net of tax	(1,182,087)	(1,276,260)	(1,661,240)	94,173

Total stockholders’ equity	6,249,079	6,115,672	5,613,066	133,407

Total liabilities and stockholders’ equity	$75,348,267	$75,065,798	$73,045,383	$282,469

Popular, Inc.

Financial Supplement to Fourth Quarter 2025 Earnings Release

Table D - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP)

For the quarters ended December 31, 2025 and September 30, 2025

(Unaudited)

Average Volume			Average Yields / Costs				Interest			Variance Attributable to
31-Dec-25	30-Sep-25	Variance	31-Dec-25	30-Sep-25	Variance		31-Dec-25	30-Sep-25	Variance	Rate	Volume
(In millions)							(In thousands)
$4,810	$5,990	$(1,180)	3.98%	4.43%	(0.45)%	Money market investments	$48,221	$66,867	$(18,646)	$(6,355)	$(12,291)
28,892	28,957	(65)	3.43	3.42	0.01	Investment securities [1]	249,672	249,071	601	488	113
32	28	4	5.26	5.43	(0.17)	Trading securities	430	391	39	(12)	51

33,734	34,975	(1,241)	3.51	3.59	(0.08)	Total money market, investment and trading securities	298,323	316,329	(18,006)	(5,879)	(12,127)

						Loans:
19,395	19,229	166	6.75	6.72	0.03	Commercial	330,093	325,869	4,224	1,401	2,823
1,639	1,549	90	8.20	8.24	(0.04)	Construction	33,871	32,184	1,687	(189)	1,876
1,991	1,981	10	7.27	7.26	0.01	Leasing	36,178	35,957	221	44	177
8,591	8,484	107	6.02	5.96	0.06	Mortgage	129,278	126,352	2,926	1,315	1,611
3,294	3,257	37	13.59	13.80	(0.21)	Consumer	112,828	113,280	(452)	(1,667)	1,215
3,933	3,945	(12)	9.20	9.15	0.05	Auto	91,216	91,006	210	475	(265)

38,843	38,445	398	7.51	7.49	0.02	Total loans	733,464	724,648	8,816	1,379	7,437

$72,577	$73,420	$(843)	5.65%	5.63%	0.02%	Total earning assets	$1,031,787	$1,040,977	$(9,190)	$(4,500)	$(4,690)

						Interest bearing deposits:
$8,354	$8,184	$170	1.74%	1.77%	(0.03)%	NOW and money market	$36,632	$36,421	$211	$(1,245)	$1,456
14,532	14,529	3	0.79	0.81	(0.02)	Savings	29,095	29,772	(677)	(615)	(62)
8,859	8,825	34	3.08	3.16	(0.08)	Time deposits	68,777	70,196	(1,419)	(2,038)	619
19,651	20,766	(1,115)	2.97	3.19	(0.22)	P.R. public deposits	147,039	167,043	(20,004)	(11,121)	(8,883)

51,396	52,304	(908)	2.17	2.30	(0.13)	Total interest bearing deposits	281,543	303,432	(21,889)	(15,019)	(6,870)

14,874	14,846	28				Non-interest bearing demand deposits

66,270	67,150	(880)	1.68	1.79	(0.11)	Total deposits	281,543	303,432	(21,889)	(15,019)	(6,870)

425	405	20	4.18	4.52	(0.34)	Short-term borrowings	4,476	4,616	(140)	(357)	217
792	812	(20)	6.04	5.98	0.06	Other medium and long-term debt	11,919	12,096	(177)	(130)	(47)

52,613	53,521	(908)	2.24	2.37	(0.13)	Total interest bearing liabilities (excluding demand deposits)	297,938	320,144	(22,206)	(15,506)	(6,700)

5,090	5,053	37				Other sources of funds

$72,577	$73,420	$(843)	1.62%	1.73%	(0.11)%	Total source of funds	297,938	320,144	(22,206)	(15,506)	(6,700)

			4.03%	3.90%	0.13%	Net interest margin/income on a taxable equivalent basis (Non-GAAP)	733,849	720,833	13,016	$11,006	$2,010

			3.41%	3.26%	0.15%	Net interest spread

						Taxable equivalent adjustment	76,297	74,328	1,969

			3.61%	3.51%	0.10%	Net interest margin/income non-taxable equivalent basis (GAAP)	$657,552	$646,505	$11,047

Note: The changes that are not due solely to volume or rate are allocated to volume and rate based on the proportion of the change in each category.

[1]	Average balances exclude unrealized gains or losses on debt securities available-for-sale and the unrealized loss related to certain securities transferred from available-for-sale to held-to-maturity.

Popular, Inc.

Financial Supplement to Fourth Quarter 2025 Earnings Release

Table E - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP)

For the quarters ended December 31, 2025 and December 31, 2024

(Unaudited)

Average Volume			Average Yields / Costs				Interest			Variance Attributable to
31-Dec-25	31-Dec-24	Variance	31-Dec-25	31-Dec-24	Variance		31-Dec-25	31-Dec-24	Variance	Rate	Volume
(In millions)							(In thousands)
$4,810	$6,571	$(1,761)	3.98%	4.80%	(0.82)%	Money market investments	$48,221	$79,301	$(31,080)	$(12,030)	$(19,050)
28,892	27,015	1,877	3.43	2.92	0.51	Investment securities [1]	249,672	198,116	51,556	33,697	17,859
32	32	—	5.26	5.82	(0.56)	Trading securities	430	470	(40)	(44)	4

33,734	33,618	116	3.51	3.29	0.22	Total money market, investment and trading securities	298,323	277,887	20,436	21,623	(1,187)

						Loans:
19,395	18,297	1,098	6.75	6.84	(0.09)	Commercial	330,093	314,615	15,478	(3,244)	18,722
1,639	1,204	435	8.20	8.38	(0.18)	Construction	33,871	25,352	8,519	(493)	9,012
1,991	1,898	93	7.27	7.03	0.24	Leasing	36,178	33,361	2,817	1,145	1,672
8,591	8,039	552	6.02	5.78	0.24	Mortgage	129,278	116,254	13,024	4,827	8,197
3,294	3,218	76	13.59	13.79	(0.20)	Consumer	112,828	111,538	1,290	(1,254)	2,544
3,933	3,908	25	9.20	9.02	0.18	Auto	91,216	88,564	2,652	2,080	572

38,843	36,564	2,279	7.51	7.51	—	Total loans	733,464	689,684	43,780	3,061	40,719

$72,577	$70,182	$2,395	5.65%	5.49%	0.16%	Total earning assets	$1,031,787	$967,571	$64,216	$24,684	$39,532

						Interest bearing deposits:
$8,354	$7,322	$1,032	1.74%	1.93%	(0.19)%	NOW and money market	$36,632	$35,596	$1,036	$(3,509)	$4,545
14,532	14,243	289	0.79	0.87	(0.08)	Savings	29,095	31,314	(2,219)	(2,988)	769
8,859	8,308	551	3.08	3.34	(0.26)	Time deposits	68,777	69,800	(1,023)	(5,620)	4,597
19,651	19,305	346	2.97	3.69	(0.72)	P.R. public deposits	147,039	178,991	(31,952)	(34,985)	3,033

51,396	49,178	2,218	2.17	2.55	(0.38)	Total interest bearing deposits	281,543	315,701	(34,158)	(47,102)	12,944

14,874	15,034	(160)				Non-interest bearing demand deposits

66,270	64,212	2,058	1.68	1.96	(0.28)	Total deposits	281,543	315,701	(34,158)	(47,102)	12,944

425	73	352	4.18	5.09	(0.91)	Short-term borrowings	4,476	928	3,548	(136)	3,684
792	923	(131)	6.04	5.39	0.65	Other medium and long-term debt	11,919	12,379	(460)	175	(635)

52,613	50,174	2,439	2.24	2.61	(0.37)	Total interest bearing liabilities (excluding demand deposits)	297,938	329,008	(31,070)	(47,063)	15,993

5,090	4,974	116				Other sources of funds

$72,577	$70,182	$2,395	1.62%	1.87%	(0.25)%	Total source of funds	297,938	329,008	(31,070)	(47,063)	15,993

			4.03%	3.62%	0.41%	Net interest margin/income on a taxable equivalent basis (Non-GAAP)	733,849	638,563	95,286	$71,747	$23,539

			3.41%	2.88%	0.53%	Net interest spread

						Taxable equivalent adjustment	76,297	47,804	28,493

			3.61%	3.35%	0.26%	Net interest margin/income non-taxable equivalent basis (GAAP)	$657,552	$590,759	$66,793

Note: The changes that are not due solely to volume or rate are allocated to volume and rate based on the proportion of the change in each category.

[1]	Average balances exclude unrealized gains or losses on debt securities available-for-sale and the unrealized loss related to certain securities transferred from available-for-sale to held-to-maturity.

Popular, Inc.

Financial Supplement to Fourth Quarter 2025 Earnings Release

Table F - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - YEAR-TO-DATE

(Unaudited)

Average Volume			Average Yields / Costs				Interest			Variance Attributable to
31-Dec-25	31-Dec-24	Variance	31-Dec-25	31-Dec-24	Variance		31-Dec-25	31-Dec-24	Variance	Rate	Volume
(In millions)							(In thousands)
$5,853	$6,641	$(788)	4.35%	5.30%	(0.95)%	Money market investments	$254,786	$352,194	$(97,408)	$(58,638)	$(38,770)
28,770	27,955	815	3.32	2.89	0.43	Investment securities [1]	955,548	808,458	147,090	113,349	33,741
30	30	—	5.61	5.23	0.38	Trading securities	1,667	1,583	84	112	(28)

34,653	34,626	27	3.50	3.36	0.14	Total money market, investment and trading securities	1,212,001	1,162,235	49,766	54,823	(5,057)

						Loans:
18,951	17,855	1,096	6.73	6.86	(0.13)	Commercial	1,275,422	1,224,856	50,566	(23,568)	74,134
1,490	1,099	391	8.19	8.81	(0.62)	Construction	122,051	96,778	25,273	(7,168)	32,441
1,969	1,820	149	7.20	6.90	0.30	Leasing	141,828	125,652	16,176	5,637	10,539
8,397	7,873	524	5.92	5.70	0.22	Mortgage	497,419	448,880	48,539	17,945	30,594
3,241	3,211	30	13.85	13.90	(0.05)	Consumer	448,958	446,357	2,601	(1,950)	4,551
3,935	3,843	92	9.15	8.90	0.25	Auto	359,870	342,075	17,795	9,537	8,258

37,983	35,701	2,282	7.49	7.52	(0.03)	Total loans	2,845,548	2,684,598	160,950	433	160,517

$72,636	$70,327	$2,309	5.59%	5.47%	0.12%	Total earning assets	$4,057,549	$3,846,833	$210,716	$55,256	$155,460

						Interest bearing deposits:
$8,147	$7,498	$649	1.73%	1.99%	(0.26)%	NOW and money market	$141,344	$149,438	$(8,094)	$(18,950)	$10,856
14,543	14,495	48	0.83	0.91	(0.08)	Savings	120,525	132,321	(11,796)	(12,160)	364
8,656	8,183	473	3.15	3.35	(0.20)	Time deposits	272,686	273,814	(1,128)	(17,272)	16,144
20,259	19,203	1,056	3.18	4.06	(0.88)	P.R public deposits	643,341	780,548	(137,207)	(178,506)	41,299

51,605	49,379	2,226	2.28	2.71	(0.43)	Total interest bearing deposits	1,177,896	1,336,121	(158,225)	(226,888)	68,663

14,798	15,065	(267)				Non-interest bearing demand deposits

66,403	64,444	1,959	1.77	2.07	(0.30)	Total deposits	1,177,896	1,336,121	(158,225)	(226,888)	68,663

356	84	272	4.44	5.53	(1.09)	Short-term borrowings	15,818	4,676	11,142	(801)	11,943
824	962	(138)	5.83	5.22	0.61	Other medium and long-term debt	48,092	50,178	(2,086)	5,241	(7,327)

52,785	50,425	2,360	2.35	2.76	(0.41)	Total interest bearing liabilities (excluding demand deposits)	1,241,806	1,390,975	(149,169)	(222,448)	73,279

5,053	4,837	216				Other sources of funds

$72,636	$70,327	$2,309	1.71%	1.98%	(0.27)%	Total source of funds	1,241,806	1,390,975	(149,169)	(222,448)	73,279

			3.88%	3.49%	0.39%	Net interest margin/income on a taxable equivalent basis (Non-GAAP)	2,815,743	2,455,858	359,885	$277,704	$82,181

			3.24%	2.71%	0.53%	Net interest spread

						Taxable equivalent adjustment	274,540	173,570	100,970

			3.49%	3.24%	0.25%	Net interest margin/income non-taxable equivalent basis (GAAP)	$2,541,203	$2,282,288	$258,915

Note: The changes that are not due solely to volume or rate are allocated to volume and rate based on the proportion of the change in each category.

[1]	Average balances exclude unrealized gains or losses on debt securities available-for-sale and the unrealized loss related to certain securities transferred from available-for-sale to held-to-maturity.

Popular, Inc.

Financial Supplement to Fourth Quarter 2025 Earnings Release

Table G - Mortgage Banking Activities and Other Service Fees

(Unaudited)

Mortgage Banking Activities

	Quarters ended			Variance		Years ended		Variance
(In thousands)	31-Dec-25	30-Sep-25	31-Dec-24	Q4 2025 vs.Q3 2025	Q4 2025 vs.Q4 2024	31-Dec-25	31-Dec-24	2025 vs. 2024
Mortgage servicing fees, net of fair value adjustments:
Mortgage servicing fees	$6,805	$6,744	$7,315	$61	$(510)	$27,629	$30,227	$(2,598)
Mortgage servicing rights fair value adjustments	(3,521)	(3,835)	(1,090)	314	(2,431)	(12,880)	(11,370)	(1,510)

Total mortgage servicing fees, net of fair value adjustments	3,284	2,909	6,225	375	(2,941)	14,749	18,857	(4,108)

Net gain (loss) on sale of loans, including valuation on loans held-for-sale	505	(53)	(79)	558	584	608	317	291

Trading account (loss) profit:
Unrealized (losses) gains on outstanding derivative positions	(45)	51	72	(96)	(117)	(89)	185	(274)
Realized (losses) gains on closed derivative positions	(53)	(122)	99	69	(152)	(184)	(150)	(34)

Total trading account (loss) profit	(98)	(71)	171	(27)	(269)	(273)	35	(308)

Losses on repurchased loans, including interest advances	(67)	(14)	(11)	(53)	(56)	(128)	(150)	22

Total mortgage banking activities	$3,624	$2,771	$6,306	$853	$(2,682)	$14,956	$19,059	$(4,103)

Other Service Fees

	Quarters ended			Variance		Years ended		Variance
(In thousands)	31-Dec-25	30-Sep-25	31-Dec-24	Q4 2025 vs.Q3 2025	Q4 2025 vs.Q4 2024	31-Dec-25	31-Dec-24	2025 vs. 2024
Other service fees:
Debit card fees	$30,399	$28,084	$26,903	$2,315	$3,496	$112,833	$105,810	$7,023
Insurance fees	14,465	12,995	14,619	1,470	(154)	51,464	58,098	(6,634)
Credit card fees	32,772	32,668	30,803	104	1,969	128,072	122,380	5,692
Sale and administration of investment products	10,203	9,459	9,549	744	654	37,693	33,213	4,480
Trust fees	7,276	6,998	6,635	278	641	27,200	26,679	521
Other fees	11,390	11,172	10,841	218	549	45,649	43,053	2,596

Total other service fees	$106,505	$101,376	$99,350	$5,129	$7,155	$402,911	$389,233	$13,678

Popular, Inc.

Financial Supplement to Fourth Quarter 2025 Earnings Release

Table H - Consolidated Loans and Deposits

(Unaudited)

Loans - Ending Balances

				Variance
(Dollars in thousands)	31-Dec-25	30-Sep-25	31-Dec-24	Q4 2025 vs.Q3 2025	% of Change	Q4 2025 vs.Q4 2024	% of Change
Loans held-in-portfolio:
Commercial
Commercial multi-family	$2,455,790	$2,489,589	$2,399,620	$(33,799)	(1.36%)	$56,170	2.34%
Commercial real estate non-owner occupied	5,543,284	5,462,580	5,363,235	80,704	1.48%	180,049	3.36%
Commercial real estate owner occupied	3,153,080	3,090,724	3,157,746	62,356	2.02%	(4,666)	(0.15%)
Commercial and industrial	8,607,412	8,245,639	7,741,562	361,773	4.39%	865,850	11.18%
Total Commercial	19,759,566	19,288,532	18,662,163	471,034	2.44%	1,097,403	5.88%
Construction	1,674,899	1,604,612	1,263,792	70,287	4.38%	411,107	32.53%
Mortgage	8,649,440	8,558,408	8,114,183	91,032	1.06%	535,257	6.60%
Leasing	2,001,365	1,998,651	1,925,405	2,714	0.14%	75,960	3.95%
Consumer
Credit cards	1,256,717	1,225,567	1,218,079	31,150	2.54%	38,638	3.17%
Home equity lines of credit	78,692	78,890	73,571	(198)	(0.25%)	5,121	6.96%
Personal	1,906,228	1,900,325	1,855,244	5,903	0.31%	50,984	2.75%
Auto	3,819,812	3,850,953	3,823,437	(31,141)	(0.81%)	(3,625)	(0.09%)
Other	180,799	181,220	171,778	(421)	(0.23%)	9,021	5.25%
Total Consumer	7,242,248	7,236,955	7,142,109	5,293	0.07%	100,139	1.40%

Total loans held-in-portfolio	$39,327,518	$38,687,158	$37,107,652	$640,360	1.66%	$2,219,866	5.98%

Loans held-for-sale:
Mortgage	$9,998	$7,783	$5,423	$2,215	28.46%	$4,575	84.36%

Total loans held-for-sale	$9,998	$7,783	$5,423	$2,215	28.46%	$4,575	84.36%

Total loans	$39,337,516	$38,694,941	$37,113,075	$642,575	1.66%	$2,224,441	5.99%

Deposits - Ending Balances

				Variance
(In thousands)	31-Dec-25	30-Sep-25	31-Dec-24	Q4 2025 vs. Q3 2025	% of Change	Q4 2025 vs.Q4 2024	% of Change
Deposits excluding P.R. public deposits:
Demand deposits	$15,304,209	$14,874,026	$15,139,555	$430,183	2.89%	$164,654	1.09%
Savings, NOW and money market deposits (non-brokered)	21,876,088	21,739,958	21,177,506	136,130	0.63%	698,582	3.30%
Savings, NOW and money market deposits (brokered)	867,414	883,471	736,225	(16,057)	(1.82%)	131,189	17.82%
Time deposits (non-brokered)	7,769,226	8,014,080	7,476,924	(244,854)	(3.06%)	292,302	3.91%
Time deposits (brokered CDs)	959,394	925,761	890,704	33,633	3.63%	68,690	7.71%

Sub-total deposits excluding P.R. public deposits	46,776,331	46,437,296	45,420,914	339,035	0.73%	1,355,417	2.98%

P.R. public deposits:
Demand deposits [1]	11,528,804	12,487,246	11,730,273	(958,442)	(7.68%)	(201,469)	(1.72%)
Savings, NOW and money market deposits (non-brokered)	7,134,217	6,907,309	7,087,904	226,908	3.29%	46,313	0.65%
Time deposits (non-brokered)	750,741	681,553	645,254	69,188	10.15%	105,487	16.35%

Sub-total P.R. public deposits	19,413,762	20,076,108	19,463,431	(662,346)	(3.30%)	(49,669)	(0.26%)

Total deposits	$66,190,093	$66,513,404	$64,884,345	$(323,311)	(0.49%)	$1,305,748	2.01%

[1]	Includes interest bearing demand deposits.

Popular, Inc.

Financial Supplement to Fourth Quarter 2025 Earnings Release

Table I - Loan Delinquency -BPPR Operations

(Unaudited)

31-Dec-25
BPPR
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$6,579	$155	$112	$6,846	$296,502	$303,348	$112	$—
Commercial real estate:
Non-owner occupied	2,457	299	35,692	38,448	3,356,682	3,395,130	35,692	—
Owner occupied	2,760	681	24,567	28,008	1,168,585	1,196,593	24,567	—
Commercial and industrial	8,864	3,760	187,222	199,846	5,770,227	5,970,073	183,914	3,308
Construction	17,283	—	—	17,283	340,258	357,541	—	—
Mortgage	261,145	133,124	329,613	723,882	6,624,085	7,347,967	132,373	197,240
Leasing	23,748	4,640	9,179	37,567	1,963,798	2,001,365	9,179	—
Consumer:
Credit cards	13,700	10,617	27,529	51,846	1,204,885	1,256,731	—	27,529
Home equity lines of credit	—	—	—	—	1,908	1,908	—	—
Personal	19,608	11,894	19,082	50,584	1,785,818	1,836,402	18,863	219
Auto	109,103	25,495	52,200	186,798	3,633,014	3,819,812	52,200	—
Other	927	2,688	2,285	5,900	165,858	171,758	1,809	476

Total	$466,174	$193,353	$687,481	$1,347,008	$26,311,620	$27,658,628	$458,709	$228,772

30-Sep-25
BPPR
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$1,357	$1	$174	$1,532	$300,834	$302,366	$174	$—
Commercial real estate:
Non-owner occupied	17,422	292	37,043	54,757	3,247,988	3,302,745	37,043	—
Owner occupied	2,004	152	25,619	27,775	1,167,509	1,195,284	25,619	—
Commercial and industrial	4,237	2,032	178,224	184,493	5,567,505	5,751,998	173,245	4,979
Construction	2,898	1,691	—	4,589	299,364	303,953	—	—
Mortgage	252,650	118,092	314,103	684,845	6,548,261	7,233,106	139,958	174,145
Leasing	23,537	5,372	7,747	36,656	1,961,995	1,998,651	7,747	—
Consumer:
Credit cards	13,556	9,917	25,625	49,098	1,176,469	1,225,567	—	25,625
Home equity lines of credit	—	—	—	—	1,693	1,693	—	—
Personal	19,826	11,353	18,375	49,554	1,773,594	1,823,148	18,375	—
Auto	107,907	21,874	49,432	179,213	3,671,740	3,850,953	49,432	—
Other	2,907	245	2,195	5,347	166,980	172,327	1,776	419

Total	$448,301	$171,021	$658,537	$1,277,859	$25,883,932	$27,161,791	$453,369	$205,168

Variance
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$5,222	$154	$(62)	$5,314	$(4,332)	$982	$(62)	$—
Commercial real estate:
Non-owner occupied	(14,965)	7	(1,351)	(16,309)	108,694	92,385	(1,351)	—
Owner occupied	756	529	(1,052)	233	1,076	1,309	(1,052)	—
Commercial and industrial	4,627	1,728	8,998	15,353	202,722	218,075	10,669	(1,671)
Construction	14,385	(1,691)	—	12,694	40,894	53,588	—	—
Mortgage	8,495	15,032	15,510	39,037	75,824	114,861	(7,585)	23,095
Leasing	211	(732)	1,432	911	1,803	2,714	1,432	—
Consumer:
Credit cards	144	700	1,904	2,748	28,416	31,164	—	1,904
Home equity lines of credit	—	—	—	—	215	215	—	—
Personal	(218)	541	707	1,030	12,224	13,254	488	219
Auto	1,196	3,621	2,768	7,585	(38,726)	(31,141)	2,768	—
Other	(1,980)	2,443	90	553	(1,122)	(569)	33	57

Total	$17,873	$22,332	$28,944	$69,149	$427,688	$496,837	$5,340	$23,604

Popular, Inc.

Financial Supplement to Fourth Quarter 2025 Earnings Release

Table J - Loan Delinquency - Popular U.S. Operations

(Unaudited)

31-Dec-25
Popular U.S.
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$9,500	$—	$8,636	$18,136	$2,134,306	$2,152,442	$8,636	$—
Commercial real estate:
Non-owner occupied	—	1,600	7,020	8,620	2,139,534	2,148,154	7,020	—
Owner occupied	—	—	—	—	1,956,487	1,956,487	—	—
Commercial and industrial	7,608	928	6,686	15,222	2,622,117	2,637,339	6,498	188
Construction	—	—	—	—	1,317,358	1,317,358	—	—
Mortgage	15,596	6,400	13,422	35,418	1,266,055	1,301,473	13,422	—
Consumer:
Credit cards	—	—	—	—	(14)	(14)	—	—
Home equity lines of credit	1,282	82	2,796	4,160	72,624	76,784	2,796	—
Personal	983	832	1,233	3,048	66,778	69,826	1,233	—
Other	—	—	29	29	9,012	9,041	29	—

Total	$34,969	$9,842	$39,822	$84,633	$11,584,257	$11,668,890	$39,634	$188

30-Sep-25
Popular U.S.
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$—	$2,638	$8,467	$11,105	$2,176,118	$2,187,223	$8,467	$—
Commercial real estate:
Non-owner occupied	84	—	7,083	7,167	2,152,668	2,159,835	7,083	—
Owner occupied	15,171	217	—	15,388	1,880,052	1,895,440	—	—
Commercial and industrial	14,949	—	1,434	16,383	2,477,258	2,493,641	1,246	188
Construction	—	—	—	—	1,300,659	1,300,659	—	—
Mortgage	1,298	4,988	27,809	34,095	1,291,207	1,325,302	27,809	—
Consumer:
Home equity lines of credit	395	335	3,257	3,987	73,210	77,197	3,257	—
Personal	1,006	990	941	2,937	74,240	77,177	941	—
Other	—	—	30	30	8,863	8,893	30	—

Total	$32,903	$9,168	$49,021	$91,092	$11,434,275	$11,525,367	$48,833	$188

Variance
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$9,500	$(2,638)	$169	$7,031	$(41,812)	$(34,781)	$169	$—
Commercial real estate:
Non-owner occupied	(84)	1,600	(63)	1,453	(13,134)	(11,681)	(63)	—
Owner occupied	(15,171)	(217)	—	(15,388)	76,435	61,047	—	—
Commercial and industrial	(7,341)	928	5,252	(1,161)	144,859	143,698	5,252	—
Construction	—	—	—	—	16,699	16,699	—	—
Mortgage	14,298	1,412	(14,387)	1,323	(25,152)	(23,829)	(14,387)	—
Consumer:
Credit cards	—	—	—	—	(14)	(14)	—	—
Home equity lines of credit	887	(253)	(461)	173	(586)	(413)	(461)	—
Personal	(23)	(158)	292	111	(7,462)	(7,351)	292	—
Other	—	—	(1)	(1)	149	148	(1)	—

Total	$2,066	$674	$(9,199)	$(6,459)	$149,982	$143,523	$(9,199)	$—

Popular, Inc.

Financial Supplement to Fourth Quarter 2025 Earnings Release

Table K - Loan Delinquency - Consolidated

(Unaudited)

31-Dec-25
Popular, Inc.
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$16,079	$155	$8,748	$24,982	$2,430,808	$2,455,790	$8,748	$—
Commercial real estate:
Non-owner occupied	2,457	1,899	42,712	47,068	5,496,216	5,543,284	42,712	—
Owner occupied	2,760	681	24,567	28,008	3,125,072	3,153,080	24,567	—
Commercial and industrial	16,472	4,688	193,908	215,068	8,392,344	8,607,412	190,412	3,496
Construction	17,283	—	—	17,283	1,657,616	1,674,899	—	—
Mortgage	276,741	139,524	343,035	759,300	7,890,140	8,649,440	145,795	197,240
Leasing	23,748	4,640	9,179	37,567	1,963,798	2,001,365	9,179	—
Consumer:
Credit cards	13,700	10,617	27,529	51,846	1,204,871	1,256,717	—	27,529
Home equity lines of credit	1,282	82	2,796	4,160	74,532	78,692	2,796	—
Personal	20,591	12,726	20,315	53,632	1,852,596	1,906,228	20,096	219
Auto	109,103	25,495	52,200	186,798	3,633,014	3,819,812	52,200	—
Other	927	2,688	2,314	5,929	174,870	180,799	1,838	476

Total	$501,143	$203,195	$727,303	$1,431,641	$37,895,877	$39,327,518	$498,343	$228,960

30-Sep-25
Popular, Inc.
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$1,357	$2,639	$8,641	$12,637	$2,476,952	$2,489,589	$8,641	$—
Commercial real estate:
Non-owner occupied	17,506	292	44,126	61,924	5,400,656	5,462,580	44,126	—
Owner occupied	17,175	369	25,619	43,163	3,047,561	3,090,724	25,619	—
Commercial and industrial	19,186	2,032	179,658	200,876	8,044,763	8,245,639	174,491	5,167
Construction	2,898	1,691	—	4,589	1,600,023	1,604,612	—	—
Mortgage	253,948	123,080	341,912	718,940	7,839,468	8,558,408	167,767	174,145
Leasing	23,537	5,372	7,747	36,656	1,961,995	1,998,651	7,747	—
Consumer:
Credit cards	13,556	9,917	25,625	49,098	1,176,469	1,225,567	—	25,625
Home equity lines of credit	395	335	3,257	3,987	74,903	78,890	3,257	—
Personal	20,832	12,343	19,316	52,491	1,847,834	1,900,325	19,316	—
Auto	107,907	21,874	49,432	179,213	3,671,740	3,850,953	49,432	—
Other	2,907	245	2,225	5,377	175,843	181,220	1,806	419

Total	$481,204	$180,189	$707,558	$1,368,951	$37,318,207	$38,687,158	$502,202	$205,356

Variance
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$14,722	$(2,484)	$107	$12,345	$(46,144)	$(33,799)	$107	$—
Commercial real estate:
Non-owner occupied	(15,049)	1,607	(1,414)	(14,856)	95,560	80,704	(1,414)	—
Owner occupied	(14,415)	312	(1,052)	(15,155)	77,511	62,356	(1,052)	—
Commercial and industrial	(2,714)	2,656	14,250	14,192	347,581	361,773	15,921	(1,671)
Construction	14,385	(1,691)	—	12,694	57,593	70,287	—	—
Mortgage	22,793	16,444	1,123	40,360	50,672	91,032	(21,972)	23,095
Leasing	211	(732)	1,432	911	1,803	2,714	1,432	—
Consumer:
Credit cards	144	700	1,904	2,748	28,402	31,150	—	1,904
Home equity lines of credit	887	(253)	(461)	173	(371)	(198)	(461)	—
Personal	(241)	383	999	1,141	4,762	5,903	780	219
Auto	1,196	3,621	2,768	7,585	(38,726)	(31,141)	2,768	—
Other	(1,980)	2,443	89	552	(973)	(421)	32	57

Total	$19,939	$23,006	$19,745	$62,690	$577,670	$640,360	$(3,859)	$23,604

Popular, Inc.

Financial Supplement to Fourth Quarter 2025 Earnings Release

Table L - Non-Performing Assets

(Unaudited)

							Variance
(Dollars in thousands)	31-Dec-25	As a % of loans HIP by category	30-Sep-25	As a % of loans HIP by category	31-Dec-24	As a % of loans HIP by category	Q4 2025 vs. Q3 2025	Q4 2025 vs. Q4 2024
Non-accrual loans:
Commercial
Commercial multi-family	$8,748	0.4%	$8,641	0.3%	$8,779	0.4%	$107	$(31)
Commercial real estate non-owner occupied	42,712	0.8	44,126	0.8	14,444	0.3	(1,414)	28,268
Commercial real estate owner occupied	24,567	0.8	25,619	0.8	30,449	1.0	(1,052)	(5,882)
Commercial and industrial	190,412	2.2	174,491	2.1	21,083	0.3	15,921	169,329
Total Commercial	266,439	1.3	252,877	1.3	74,755	0.4	13,562	191,684
Mortgage	145,795	1.7	167,767	2.0	188,332	2.3	(21,972)	(42,537)
Leasing	9,179	0.5	7,747	0.4	9,588	0.5	1,432	(409)
Consumer
Home equity lines of credit	2,796	3.6	3,257	4.1	3,393	4.6	(461)	(597)
Personal	20,096	1.1	19,316	1.0	22,010	1.2	780	(1,914)
Auto	52,200	1.4	49,432	1.3	51,792	1.4	2,768	408
Other	1,838	1.0	1,806	1.0	910	0.5	32	928
Total Consumer	76,930	1.1	73,811	1.0	78,105	1.1	3,119	(1,175)

Total non-performing loans held-in-portfolio	498,343	1.3%	502,202	1.3%	350,780	0.9%	(3,859)	147,563
Other real estate owned (“OREO”)	42,433		42,950		57,268		(517)	(14,835)

Total non-performing assets [1]	540,776		545,152		408,048		(4,376)	132,728

Accruing loans past due 90 days or more [2]	$228,960		$205,356		$242,440		$23,604	$(13,480)

Ratios:
Non-performing assets to total assets	0.72%		0.73%		0.56%
Non-performing loans held-in-portfolio to loans held-in-portfolio	1.27		1.30		0.95
Allowance for credit losses to loans held-in-portfolio	2.05		2.03		2.01
Allowance for credit losses to non-performing loans, excluding loans held-for-sale	162.15		156.55		212.68

[1]	There were no non-performing loans held-for-sale as of December 31, 2025, September 30, 2025 and December 31, 2024.
[2]

It is the Corporation’s policy to report delinquent residential mortgage loans insured by FHA or guaranteed by the VA as accruing loans past due 90 days or more as opposed to non-performing since the principal repayment is insured. The balance of these loans includes $8 million at December 31, 2025, related to the rebooking of loans previously pooled into GNMA securities, in which the Corporation had a buy-back option as further described below (September 30, 2025 - $9 million; December 31, 2024 - $9 million). Under the GNMA program, issuers such as BPPR have the option but not the obligation to repurchase loans that are 90 days or more past due. For accounting purposes, these loans subject to the repurchase option are required to be reflected (rebooked) on the financial statements of BPPR with an offsetting liability. These balances include $47 million of residential mortgage loans insured by FHA or guaranteed by the VA that are no longer accruing interest as of December 31, 2025 (September 30, 2025 - $49 million; December 31, 2024 - $65 million). Furthermore, the Corporation has approximately $27 million reverse mortgage loans which are guaranteed by FHA, as of December 31, 2025. Due to the guaranteed nature of the loans, it is the Corporation’s policy to exclude these balances from non-performing assets (September 30, 2025 - $29 million; December 31, 2024 - $31 million).

Popular, Inc.

Financial Supplement to Fourth Quarter 2025 Earnings Release

Table M - Activity in Non-Performing Loans

(Unaudited)

Commercial loans held-in-portfolio:

	Quarter ended 31-Dec-25			Quarter ended 30-Sep-25
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$236,081	$16,796	$252,877	$42,166	$21,711	$63,877
Plus:
New non-performing loans	15,528	6,272	21,800	211,193	1,775	212,968
Advances on existing non-performing loans	(2,312)	31	(2,281)	—	48	48
Less:
Non-performing loans charged-off	(3,027)	(17)	(3,044)	(13,779)	—	(13,779)
Loans returned to accrual status / loan collections	(1,985)	(928)	(2,913)	(3,499)	(6,738)	(10,237)

Ending balance NPLs	$244,285	$22,154	$266,439	$236,081	$16,796	$252,877

Mortgage loans held-in-portfolio:

	Quarter ended 31-Dec-25			Quarter ended 30-Sep-25
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$139,958	$27,809	$167,767	$147,464	$28,052	$175,516
Plus:
New non-performing loans	32,689	4,193	36,882	30,552	3,011	33,563
Less:
Non-performing loans transferred to OREO	(5,794)	—	(5,794)	(2,333)	—	(2,333)
Non-performing loans charged-off	273	—	273	(75)	—	(75)
Loans returned to accrual status / loan collections	(34,753)	(18,580)	(53,333)	(35,650)	(3,254)	(38,904)

Ending balance NPLs	$132,373	$13,422	$145,795	$139,958	$27,809	$167,767

Total non-performing loans held-in-portfolio (excluding consumer):

	Quarter ended 31-Dec-25			Quarter ended 30-Sep-25
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$376,039	$44,605	$420,644	$189,630	$49,763	$239,393
Plus:
New non-performing loans	48,217	10,465	58,682	241,745	4,786	246,531
Advances on existing non-performing loans	(2,312)	31	(2,281)	—	48	48
Less:
Non-performing loans transferred to OREO	(5,794)	—	(5,794)	(2,333)	—	(2,333)
Non-performing loans charged-off	(2,754)	(17)	(2,771)	(13,854)	—	(13,854)
Loans returned to accrual status / loan collections	(36,738)	(19,508)	(56,246)	(39,149)	(9,992)	(49,141)

Ending balance NPLs	$376,658	$35,576	$412,234	$376,039	$44,605	$420,644

Popular, Inc.

Financial Supplement to Fourth Quarter 2025 Earnings Release

Table N - Allowance for Credit Losses, Net Charge-offs and Related Ratios

(Unaudited)

	Quarters ended
(In thousands)	31-Dec-25	30-Sep-25	31-Dec-24
Balance at beginning of period - loans held-in-portfolio	$786,220	$769,485	$744,320
Provision for credit losses	71,426	74,517	69,129
Initial allowance for credit losses - PCD Loans	2	6	8

	857,648	844,008	813,457

Net loans charge-off (recovered)- BPPR
Commercial:
Commercial multi-family	(2)	(2)	(2)
Commercial real estate non-owner occupied	5	12,614	(369)
Commercial real estate owner occupied	(683)	(947)	(473)
Commercial and industrial	4,893	1,467	2,000
Total Commercial	4,213	13,132	1,156
Construction	(31)	—	—
Mortgage	(3,000)	(2,216)	(1,938)
Leasing	2,724	2,054	3,615
Consumer:
Credit cards	13,558	15,310	16,854
Home equity lines of credit	(145)	(89)	(65)
Personal	18,279	15,685	23,358
Auto	12,914	12,036	19,028
Other Consumer	659	627	596
Total Consumer	45,265	43,569	59,771

Total net charged-off BPPR	$49,171	$56,539	$62,604

Net loans charge-off (recovered)—Popular U.S.
Commercial:
Commercial multi-family	(38)	(60)	(1)
Commercial real estate non-owner occupied	—	—	(362)
Commercial real estate owner occupied	(78)	(16)	135
Commercial and industrial	(218)	660	1,445
Total Commercial	(334)	584	1,217
Construction	(125)	—	—
Mortgage	(35)	(36)	(27)
Consumer:
Home equity lines of credit	(26)	(423)	(104)
Personal	154	1,109	3,728
Other Consumer	787	15	15
Total Consumer	915	701	3,639

Total net charged-off Popular U.S.	$421	$1,249	$4,829

Total loans net charged-off - Popular, Inc.	$49,592	$57,788	$67,433

Balance at end of period - loans held-in-portfolio	$808,056	$786,220	$746,024

Balance at beginning of period—unfunded commitments	$13,823	$13,053	$18,384
Provision for credit losses (benefit)	615	770	(2,914)

Balance at end of period - unfunded commitments [1]	$14,438	$13,823	$15,470

POPULAR, INC.
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	0.51%	0.60%	0.74%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	144.03%	128.95%	102.52%
BPPR
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	0.72%	0.84%	0.97%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	145.89%	128.48%	107.16%
Popular U.S.
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	0.01%	0.04%	0.18%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	(73.16)%	150.36%	42.27%

[1]	Allowance for credit losses of unfunded commitments is presented as part of Other Liabilities in the Consolidated Statements of Financial Condition.

	Year ended	Year ended
	31-Dec-25	31-Dec-24
(Dollars in thousands)	Total	Total

Balance at beginning of period—loans held-in-portfolio	$746,024	$729,341
Provision for credit losses (benefit)	260,700	258,441
Initial allowance for credit losses—PCD Loans	17	34

	1,006,741	987,816

Net loans charge-off (recovered)- BPPR
Commercial:
Commercial multi-family	(12)	(3)
Commercial real estate non-owner occupied	11,573	(728)
Commercial real estate owner occupied	(3,041)	(914)
Commercial and industrial	6,268	17,859
Total Commercial	14,788	16,214
Construction	(31)	(1,036)
Mortgage	(10,142)	(14,007)
Leasing	10,786	12,256
Consumer:
Credit cards	62,608	59,381
Home equity lines of credit	(655)	4
Personal	68,078	88,459
Auto	44,994	60,032
Other Consumer	2,550	1,751
Total Consumer	177,575	209,627

Total net charged-off BPPR	192,976	223,054

Net loans charge-off (recovered) - Popular U.S.
Commercial:
Commercial multi-family	464	430
Commercial real estate non-owner occupied	—	(476)
Commercial real estate owner occupied	(631)	33
Commercial and industrial	1,162	3,213
Total Commercial	995	3,200
Construction	(125)	(100)
Mortgage	(288)	(115)
Consumer:
Home equity lines of credit	(1,265)	(755)
Personal	5,557	16,447
Other Consumer	835	61
Total Consumer	5,127	15,753

Total net charged-off Popular U.S.	5,709	18,738

Total loans charged-off - Popular, Inc.	198,685	241,792

Balance at end of period - loans held-in-portfolio	$808,056	$746,024

Balance at beginning of period - unfunded commitments	$15,470	$17,006
Provision for credit losses (benefit)	(1,032)	(1,536)

Balance at end of period - unfunded commitments [1]	$14,438	$15,470

POPULAR, INC.
Annualized net charge-offs to average loans held-in-portfolio	0.52%	0.68%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	131.21%	106.89%
BPPR
Annualized net charge-offs to average loans held-in-portfolio	0.72%	0.89%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	124.48%	113.80%
Popular U.S.
Annualized net charge-offs to average loans held-in-portfolio	0.05%	0.18%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	358.85%	24.62%

[1]	Allowance for credit losses of unfunded commitments is presented as part of Other Liabilities in the Consolidated Statements of Financial Condition.

Popular, Inc.

Financial Supplement to Fourth Quarter 2025 Earnings Release

Table O - Allowance for Credit Losses “ACL”- Loan Portfolios - BPPR Operations

(Unaudited)

31-Dec-25
BPPR
(Dollars in thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$3,871	$303,348	1.28%
Commercial real estate - non-owner occupied	44,149	3,395,130	1.30%
Commercial real estate - owner occupied	34,722	1,196,593	2.90%
Commercial and industrial	163,877	5,970,073	2.74%

Total commercial	$246,619	$10,865,144	2.27%

Construction	4,488	357,541	1.26%
Mortgage	70,674	7,347,967	0.96%
Leasing	18,620	2,001,365	0.93%
Consumer:
Credit cards	91,124	1,256,731	7.25%
Home equity lines of credit	58	1,908	3.04%
Personal	97,804	1,836,402	5.33%
Auto	180,364	3,819,812	4.72%
Other	8,169	171,758	4.76%

Total consumer	$377,519	$7,086,611	5.33%

Total	$717,920	$27,658,628	2.60%

30-Sep-25
BPPR
(Dollars in thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$3,521	$302,366	1.16%
Commercial real estate - non-owner occupied	41,456	3,302,745	1.26%
Commercial real estate - owner occupied	34,584	1,195,284	2.89%
Commercial and industrial	151,955	5,751,998	2.64%

Total commercial	$231,516	$10,552,393	2.19%

Construction	3,445	303,953	1.13%
Mortgage	77,525	7,233,106	1.07%
Leasing	19,220	1,998,651	0.96%
Consumer:
Credit cards	87,208	1,225,567	7.12%
Home equity lines of credit	48	1,693	2.84%
Personal	90,401	1,823,148	4.96%
Auto	177,819	3,850,953	4.62%
Other	8,173	172,327	4.74%

Total consumer	$363,649	$7,073,688	5.14%

Total	$695,355	$27,161,791	2.56%

Variance
(Dollars in thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$350	$982	0.12%
Commercial real estate - non-owner occupied	2,693	92,385	0.04%
Commercial real estate - owner occupied	138	1,309	0.01%
Commercial and industrial	11,922	218,075	0.10%

Total commercial	$15,103	$312,751	0.08%

Construction	1,043	53,588	0.13%
Mortgage	(6,851)	114,861	(0.11)%
Leasing	(600)	2,714	(0.03)%
Consumer:
Credit cards	3,916	31,164	0.13%
Home equity lines of credit	10	215	0.20%
Personal	7,403	13,254	0.37%
Auto	2,545	(31,141)	0.10%
Other	(4)	(569)	0.02%

Total consumer	$13,870	$12,923	0.19%

Total	$22,565	$496,837	0.04%

Popular, Inc.

Financial Supplement to Fourth Quarter 2025 Earnings Release

Table P - Allowance for Credit Losses “ACL”- Loan Portfolios - POPULAR U.S. Operations

(Unaudited)

31-Dec-25
Popular U.S.
(Dollars in thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$15,474	$2,152,442	0.72%
Commercial real estate - non-owner occupied	14,568	2,148,154	0.68%
Commercial real estate - owner occupied	13,729	1,956,487	0.70%
Commercial and industrial	17,057	2,637,339	0.65%

Total commercial	$60,828	$8,894,422	0.68%

Construction	9,338	1,317,358	0.71%
Mortgage	9,880	1,301,473	0.76%
Consumer:
Credit cards	—	(14)	-%
Home equity lines of credit	1,277	76,784	1.66%
Personal	8,808	69,826	12.61%
Other	5	9,041	0.06%

Total consumer	$10,090	$155,637	6.48%

Total	$90,136	$11,668,890	0.77%

30-Sep-25
Popular U.S.
(Dollars in thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$13,061	$2,187,223	0.60%
Commercial real estate - non-owner occupied	17,389	2,159,835	0.81%
Commercial real estate - owner occupied	14,607	1,895,440	0.77%
Commercial and industrial	17,352	2,493,641	0.70%

Total commercial	$62,409	$8,736,139	0.71%

Construction	7,659	1,300,659	0.59%
Mortgage	9,456	1,325,302	0.71%
Consumer:
Home equity lines of credit	1,500	77,197	1.94%
Personal	9,837	77,177	12.75%
Other	4	8,893	0.04%

Total consumer	$11,341	$163,267	6.95%

Total	$90,865	$11,525,367	0.79%

Variance
(Dollars in thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$2,413	$(34,781)	0.12%
Commercial real estate - non-owner occupied	(2,821)	(11,681)	(0.13)%
Commercial real estate - owner occupied	(878)	61,047	(0.07)%
Commercial and industrial	(295)	143,698	(0.05)%

Total commercial	$(1,581)	$158,283	(0.03)%

Construction	1,679	16,699	0.12%
Mortgage	424	(23,829)	0.05%
Consumer:
Credit cards	—	(14)	-%
Home equity lines of credit	(223)	(413)	(0.28)%
Personal	(1,029)	(7,351)	(0.14)%
Other	1	148	0.02%

Total consumer	$(1,251)	$(7,630)	(0.47)%

Total	$(729)	$143,523	(0.02)%

Popular, Inc.

Financial Supplement to Fourth Quarter 2025 Earnings Release

Table Q - Allowance for Credit Losses “ACL”- Loan Portfolios - Consolidated

(Unaudited)

31-Dec-25
(Dollars in thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$19,345	$2,455,790	0.79%
Commercial real estate - non-owner occupied	58,717	5,543,284	1.06%
Commercial real estate - owner occupied	48,451	3,153,080	1.54%
Commercial and industrial	180,934	8,607,412	2.10%

Total commercial	$307,447	$19,759,566	1.56%

Construction	13,826	1,674,899	0.83%
Mortgage	80,554	8,649,440	0.93%
Leasing	18,620	2,001,365	0.93%
Consumer:
Credit cards	91,124	1,256,717	7.25%
Home equity lines of credit	1,335	78,692	1.70%
Personal	106,612	1,906,228	5.59%
Auto	180,364	3,819,812	4.72%
Other	8,174	180,799	4.52%

Total consumer	$387,609	$7,242,248	5.35%

Total	$808,056	$39,327,518	2.05%

30-Sep-25
(Dollars in thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$16,582	$2,489,589	0.67%
Commercial real estate - non-owner occupied	58,845	5,462,580	1.08%
Commercial real estate - owner occupied	49,191	3,090,724	1.59%
Commercial and industrial	169,307	8,245,639	2.05%

Total commercial	$293,925	$19,288,532	1.52%

Construction	11,104	1,604,612	0.69%
Mortgage	86,981	8,558,408	1.02%
Leasing	19,220	1,998,651	0.96%
Consumer:
Credit cards	87,208	1,225,567	7.12%
Home equity lines of credit	1,548	78,890	1.96%
Personal	100,238	1,900,325	5.27%
Auto	177,819	3,850,953	4.62%
Other	8,177	181,220	4.51%

Total consumer	$374,990	$7,236,955	5.18%

Total	$786,220	$38,687,158	2.03%

Variance
(Dollars in thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$2,763	$(33,799)	0.12%
Commercial real estate - non-owner occupied	(128)	80,704	(0.02)%
Commercial real estate - owner occupied	(740)	62,356	(0.05)%
Commercial and industrial	11,627	361,773	0.05%

Total commercial	$13,522	$471,034	0.04%

Construction	2,722	70,287	0.14%
Mortgage	(6,427)	91,032	(0.09)%
Leasing	(600)	2,714	(0.03)%
Consumer:
Credit cards	3,916	31,150	0.13%
Home equity lines of credit	(213)	(198)	(0.26)%
Personal	6,374	5,903	0.32%
Auto	2,545	(31,141)	0.10%
Other	(3)	(421)	0.01%

Total consumer	$12,619	$5,293	0.17%

Total	$21,836	$640,360	0.02%

Popular, Inc.

Financial Supplement to Fourth Quarter 2025 Earnings Release

Table R - Reconciliation to GAAP Financial Measures

(Unaudited)

(In thousands, except share or per share information)	31-Dec-25	30-Sep-25	31-Dec-24
Total stockholders’ equity	$6,249,079	$6,115,672	$5,613,066
Less: Preferred stock	(22,143)	(22,143)	(22,143)
Less: Goodwill	(789,954)	(789,954)	(802,954)
Less: Other intangibles	(5,076)	(5,460)	(6,826)

Total tangible common equity	$5,431,906	$5,298,115	$4,781,143

Total assets	$75,348,267	$75,065,798	$73,045,383
Less: Goodwill	(789,954)	(789,954)	(802,954)
Less: Other intangibles	(5,076)	(5,460)	(6,826)

Total tangible assets	$74,553,237	$74,270,384	$72,235,603

Tangible common equity to tangible assets	7.29%	7.13%	6.62%
Common shares outstanding at end of period	65,719,385	66,959,866	70,141,291
Tangible book value per common share	$82.65	$79.12	$68.16

	Quarterly average
Total stockholders’ equity [1]	$6,995,332	$6,943,541	$6,620,766
Average unrealized (gains) losses on AFS securities transferred to HTM	259,058	296,934	505,791

Adjusted total stockholder’s equity	7,254,390	7,240,475	7,126,557

Less: Preferred Stock	(22,143)	(22,143)	(22,143)
Less: Goodwill	(789,954)	(802,812)	(804,411)
Less: Other intangibles	(5,328)	(5,714)	(7,288)

Total tangible equity	$6,436,965	$6,409,806	$6,292,715
Return on average tangible common equity	14.39%	13.06%	11.22%

[1]	Average balances exclude unrealized gains or losses on debt securities available-for-sale.

	Year-to-date average
Total stockholders’ equity [1]	$6,892,821	$6,480,598
Average unrealized (gains) losses on AFS securities transferred to HTM	314,861	572,595

Adjusted total stockholder’s equity	7,207,682	7,053,193

Less: Preferred Stock	(22,143)	(22,143)
Less: Goodwill	(799,641)	(804,423)
Less: Other intangibles	(5,927)	(8,366)

Total tangible equity	$6,379,971	$6,218,261
Return on average tangible common equity	13.04%	9.85%

[1]	Average balances exclude unrealized gains or losses on debt securities available-for-sale.

CONTACTS:

Popular, Inc.

Investor Relations:

Paul J. Cardillo, 212-417-6721

Senior Vice President and Investor Relations Officer

pcardillo@popular.com

or

Media Relations:

MC González Noguera, 917-804-5253

Executive Vice President and Chief Communications & Public Affairs Officer

mc.gonzalez@popular.com